UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 6, 2016

ALLIED HEALTHCARE PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-19266	25-1370721
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1720 Sublette Avenue, St. Louis, Missouri (Address of principal executive offices)	63110 (Zip Code)

Registrant’s telephone number, including area code
(314) 771-2400

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Pursuant to approval granted by the Nasdaq Stock Market (“Nasdaq”), at the opening of business on April 6, 2016, shares of common stock of Allied Healthcare Products, Inc. (the “Company”) transferred from the Nasdaq Global Market to the Nasdaq Capital Market. The Nasdaq Capital Market is a continuous trading market that operates in substantially the same manner as the Nasdaq Global Market and listed companies must meet certain financial requirements and comply with Nasdaq’s corporate governance requirements. The Company’s common stock will continue to trade under the same symbol: “AHPI.”

As previously reported, on September 29, 2015, the Company received a notification from Nasdaq that it had failed to maintain the minimum required market value of publicly held shares of $5,000,000 for 30 consecutive business days, as required under Nasdaq Listing Rule 5450(b)(1)(C). In accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Company was afforded a period of 180 calendar days, or until March 28, 2016, to regain compliance with the market value of publicly held shares requirement. The Company transferred its common stock from the Nasdaq Global Market to the Nasdaq Capital Market, as described above, in anticipation of not meeting the market value of publicly held shares requirement within the compliance period.

Furthermore, as previously reported, on February 26, 2016, the Company received a notification from Nasdaq that it had failed to comply with Rule 5450(a)(1) (the “Minimum Bid Price Rule”), as the bid price of its common stock closed below the minimum $1.00 per share for the 30 consecutive business days prior to the date of such notification. In this original notification and in accordance with Rule 5810(c)(3)(A), the Company was provided a period of 180 calendar days, or until August 24, 2016, to regain compliance with the Minimum Bid Price Rule. In the Nasdaq’s approval of the transfer of the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market, the Nasdaq granted a second compliance period to the Company for the Minimum Bid Price Rule subject to the Company meeting the continued listing requirements for market value of publicly held shares and all other applicable requirements for an initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Rule.

The Company intends to monitor the closing bid price of its common stock and will, if appropriate, consider implementing available options, including submitting a reverse stock split for approval to the Company’s stockholders, which may be necessary to take advantage of the second 180 day compliance period described above. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Rule or maintain compliance with the other requirements necessary for the Company to maintain the listing of its common stock on the Nasdaq Capital Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIED HEALTHCARE PRODUCTS, INC.

Date: April 6, 2016	By:	/s/ Daniel C. Dunn
Daniel C. Dunn Chief Financial Officer